Exhibit 5.1

August 15, 2025

VIA ELECTRONIC TRANSMISSION

Calidi Biotherapeutics, Inc.

4475 Executive Drive, Suite 200

San Diego, CA 92121

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Calidi Biotherapeutics, Inc., a Delaware corporation (the “Company”) in connection with the preparation of the Company’s registration statement on Form S-1 (such registration statement, as amended through the date hereof, the “Registration Statement”) and the preliminary prospectus forming a part of the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Prospectus relates to the registration of the proposed offer and sale by the Company (the “Offering”) of (i) units (each, a “Unit”), with each Unit consisting of (a) one share of common stock, par value $0.0001 per share (“Common Stock”), and (b) one Series I warrant to purchase one share of Common Stock (the “Common Warrants”, and, each share of Common Stock underlying a Common Warrant, a “Common Warrant Share”), (ii) pre-funded units in lieu thereof (the “Pre-funded Units”), with each Pre-funded Unit consisting of (a) one pre-funded warrant exercisable for one share of Common Stock (each, a “Pre-Funded Warrant” and, together with the Common Warrants, the “Warrants” and, each share of Common Stock underlying a Pre-Funded Warrant, a “Pre-Funded Warrant Share” and, together with the Common Warrants Shares, the “Warrant Shares”) and (b) one Common Warrant, (iii) warrants issuable to the Representative of the underwriters (“Representative Warrants”) and up to 59,880 shares of common stock issuable on exercise of the Representative Warrants (the “Representative Warrant Shares”), and (iv) up to 179,640 additional shares of Common Stock and/or up to 179,640 Pre-Funded warrants and/or up to an additional 179,640 Common Warrants solely to cover over-allotments or any combination thereof, if any, issuable upon the exercise of the underwriters’ over-allotment option (the “Over-Allotment Option Securities”).

The Units and Pre-Funded Units, including the shares, the Warrants and the Warrant Shares, the Representative Warrants, the Representative Warrant Shares and the Over-Allotment Option Securities are to be sold in connection with an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the underwriters. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Second Amended and Restated Certificate of Incorporation, as further amended and as currently in effect, (ii) the Company’s Amended and Restated Bylaws, as further amended and as currently in effect, (iii) the Registration Statement and related Prospectus, (iv) the form of underwriting agreement, (v) the form of Pre-Funded Warrant, (vi) the form of Common Warrant, and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

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In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, having been issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement:

(i)	The Units, when delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;

(ii)	The Pre-Funded Units, when delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;

(iii)	The shares of Common Stock included in the Units, when issued against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(iv)	The Warrants included in the Units and Pre-Funded Units, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;

(v)	The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company (subject to shareholder approval, as described in the Registration Statement, and assuming the Company will have sufficient authorized shares of Common Stock for any issuance of Warrant Shares upon any exercise of the Warrants), and when issued, sold and delivered by the Company pursuant to the exercise of the Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(vi)	The Over-Allotment Option Securities, when issued pursuant to the exercise of the over-allotment option, will be validly issued, fully paid, and non-assessable;

(vii)	The Representative Warrants, when issued, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses; and

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(viii)	The Representative’s Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the Representative’s Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and, with respect to the enforceability of the Warrants, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

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